UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 16, 2004

(Date of earliest event reported)

BIOPURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	011-15167	04-2836871

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11 Hurley Street, Cambridge, Massachusetts 02141

(Address of principal executive offices, including zip code)

(617) 234-6500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURE

Item 7.01. Regulation FD Disclosure.

     On November 16, 2004, Biopure Corporation filed with the Securities and Exchange Commission Amendment No. 1 to its registration statement on Form S-3 (Reg. No. 333-114559).

The Amendment contains the following updating information:

Cardiovascular Ischemia

In June 2004, we adopted a new strategy focused on developing Hemopure for potential indications in cardiovascular ischemia, beginning with acute myocardial infarction (AMI), and continuing development of the product for a potential trauma indication in the out-of-hospital setting where blood is not available. Consequently, our continued development of Hemopure as a red blood cell replacement in the hospital setting where blood is available has become a lower priority, which we may revisit as resources allow.

In preparation for a meeting with the FDA, we have addressed certain previous FDA questions that are relevant to our new strategy, provided interim data from FDA-requested preclinical animal studies, and submitted the independent Data Safety Monitoring Board reports from the ongoing clinical trial in Europe. This meeting previously scheduled for December 2004 is likely to be rescheduled by the FDA. We cannot predict when we will file an IND application.

In the treatment of ischemia Hemopure would not be used as a “blood substitute”, but rather as a therapeutic to deliver oxygen to tissues in medical applications. We are currently sponsoring a randomized, double-blind, dose-finding, multi-center, Phase 2 clinical trial in Europe to assess the safety and feasibility of Hemopure in patients with coronary artery disease. Approximately 45 patients are to be evenly randomized to intravenously receive placebo or either 15 or 30 grams of hemoglobin in the form of Hemopure before undergoing coronary angioplasty. Patient enrollment has reached approximately 65 percent as of November 12, 2004.

Cardiovascular disease is the leading cause of death in the industrialized world. It is estimated that more than one million Americans suffer an AMI each year, about half of whom die. Although medical advances (e.g., thrombolytic drugs, stents) have improved near-term survival in heart attack patients, AMI can cause irreversible myocardial damage that develops into chronic congestive heart failure. Therefore, we believe that an unmet medical need exists for a cardioprotective treatment that can help prevent or minimize myocardial injury associated with acute coronary syndromes such as AMI. Other potential ischemia indications that might warrant future investigation include leg ischemia (e.g., wound healing, amputation), skin/tissue flap procedures, and stroke.

Statements in this Form 8-K that are not strictly historical may be forward-looking statements. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environment. These risks include, without limitation, uncertainties concerning the availability of sufficient financing to continue operations, uncertainties regarding the company’s cash requirements, the company’s stage of product development, history of operating losses and accumulated deficits, and uncertainties and possible delays related to clinical trials, regulatory approvals, including decisions and determinations of the FDA and analogous foreign regulatory authorities, possible healthcare reform, manufacturing capacity, marketing, market acceptance and competition. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof. A full discussion of Biopure’s operations and financial condition, and specific factors that could cause the company’s actual performance to differ from current expectations, can be found in the company’s Form 10-Q filed on September 13, 2004, with the U.S. Securities and Exchange Commission, which can be accessed in the EDGAR database at the SEC Web site, www.sec.gov, or through the Investor section of Biopure’s Web site, www.biopure.com.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION
Date: November 17, 2004	By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer